Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS FIRST QUARTER 2025 RESULTS

Q1 FINANCIAL HIGHLIGHTS
▪Net loss: ($32.2) million
▪Same-Property Hotel EBITDA: $62.3 million, exceeding the midpoint of the Company’s outlook by $4.3 million, primarily driven by proactive cost reduction and efficiency efforts
▪Adjusted EBITDAre: $56.6 million, surpassing the midpoint of the outlook by $4.1 million
▪Adjusted FFO per diluted share: $0.16, outperforming the midpoint of the outlook by $0.05

HOTEL OPERATING TRENDS
▪Same-Property Total RevPAR: Increased 2.1% vs. Q1 2024; excluding Los Angeles hotels, Same-Property Total RevPAR surged a strong 6.0%. Gains were fueled by an impressive 8.2% increase at Same-Property Resorts, where occupancy jumped 6.5% year-over-year.
▪Market Performance: Strong RevPAR gains in previously slower-to-recover markets—such as Washington, D.C., San Francisco, Portland, and Chicago—highlighting the continued urban market recovery underway.
▪Same-Property Expenses: Focused operating efficiency initiatives and disciplined cost-containment efforts held expense growth to just 3.7%, outperforming the midpoint of the Company’s expense outlook by 180 bps.

CAPEX & BALANCE SHEET
▪Capital Investments: Invested $16.7 million in Q1, with full-year capital investments expected to be $65 to $75 million
▪Balance Sheet: Strong liquidity with $218.2 million in cash and restricted cash; net debt to trailing 12-month corporate EBITDA at 5.8x and no significant maturities until December 2026

2025 OUTLOOK
▪In response to rising macro-economic uncertainty, the Company is reducing the top end and widening the range of its Full Year 2025 Outlook, with revisions focused on the second half of 2025.
▪Net loss: ($30.2) to ($9.7) million
▪Same-Property Total RevPAR Growth Rate: (0.5%) to 2.3%, midpoint revised down 190 bps
▪Adjusted EBITDAre: $327.5 to $348.5 million, midpoint revised down $10.5 million
▪Adjusted FFO per diluted share: $1.42 to $1.59, midpoint revised down $0.06

Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
Our first-quarter results were propelled by strong occupancy gains and elevated ancillary revenue at our resorts and recently redeveloped properties, which continue to ramp up and capture additional market share. In our urban markets, Washington, D.C. benefited from inauguration-related activities, while San Francisco generated strong results driven by rising business and leisure demand and a healthy convention calendar. Chicago and Portland also performed well, as these previously slower-to-recover markets continue to improve.

‘Our first-quarter Same-Property Hotel EBITDA beat was primarily driven by a steadfast focus on driving lasting efficiencies across our hotel operating models and disciplined cost control efforts. Same-Property Total Expense growth was limited to just 3.7 percent—significantly below the low end of our 5.0 percent outlook—highlighting our hotel teams’ ability to relentlessly generate efficiencies and quickly adapt to changes in the operating environment.

‘As we look to the second half of the year, we are taking a more cautious stance due to the growing macroeconomic uncertainty and the potential impact on both domestic and international travel. We have modestly reduced and widened our full year 2025 outlook to reflect potential softness in business, leisure and government-related demand. While consumer sentiment has declined, we have yet to see a meaningful shift in actual travel trends, aside from reductions in government-related and Canadian travel. Nonetheless, persistent volatility is making near-term forecasting more challenging. We remain focused on what we can control—adjusting our operating strategies, driving revenues, and maintaining rigorous cost discipline to safeguard profitability as conditions evolve.”

-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

First Quarter Highlights

	First Quarter
Same-Property and Corporate Highlights	2025	2024	Variance
	($ in millions except per share and RevPAR data)
Net loss	($32.2)	($27.5)	NM
Same-Property RevPAR(1,2)	$187	$187	0.0%
Same-Property RevPAR excluding LA properties(1,2,3)	$191	$182	4.9%
Same-Property Total RevPAR(1,2)	$301	$295	2.1%
Same-Property Total RevPAR excluding LA properties(1,2,3)	$317	$299	6.0%
Same-Property Room Revenues(1,2)	$196.0	$198.1	(1.1%)
Same-Property Total Revenues(1,2)	$316.4	$313.2	1.0%
Same-Property Total Expenses(1,2)	$254.1	$245.1	3.7%
Same-Property Hotel EBITDA(1,2)	$62.3	$68.1	(8.6%)
Adjusted EBITDAre(1)	$56.6	$60.8	(6.9%)
Adjusted FFO(1)	$18.7	$25.0	(25.0%)
Adjusted FFO per diluted share(1)	$0.16	$0.21	(23.8%)

                   NM = Not Meaningful

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO, and Adjusted FFO per diluted share.

(2)Includes information for all the hotels the Company owned as of March 31, 2025, except for the following:
■Newport Harbor Island Resort.

(3) Includes information for all the hotels the Company owned as of March 31, 2025, except for the following:
■Newport Harbor Island Resort.
■LA Properties: Chamberlain West Hollywood Hotel, Hotel Palomar Los Angeles Beverly Hills, Hotel Ziggy, Hyatt Centric Delfina Santa Monica, Le Parc at Melrose, Mondrian Los Angeles, Montrose at Beverly Hills, Viceroy Santa Monica Hotel, and W Los Angeles – West Beverly Hills.

"We are encouraged by our first-quarter performance, particularly given the negative disruptions caused by the Los Angeles fires, which impacted our nine hotels in the market, and the renovation and brand conversion at Hyatt Centric Delfina Santa Monica, which is now substantially complete,” said Mr. Bortz. “In fact, excluding our LA portfolio, first quarter Same-Property Total RevPAR climbed a strong 6%, and Same-Property Hotel EBITDA was essentially flat to last year, highlighting the underlying strength of the portfolio stemming from gains being achieved by our recently redeveloped properties, including many of our resorts, and healthy improvement across our hotels in previously slower-to-recover urban markets.”

Update on the Impact of the Los Angeles Fires
In the first quarter, the Company’s nine Los Angeles-area hotels—spanning from West Hollywood to Santa Monica—experienced a significant increase in business cancellations and a material slowdown in bookings due to the fallout from the January fires. Although the disruption to demand has continued into the second quarter, bookings are recovering and the impact has been less severe than anticipated at the time of the Company’s fourth quarter earnings release on February 26, 2025.

The Company currently estimates the following impacts from the Los Angeles fires:

Estimated Negative Impact (vs. February 26, 2025 estimates):
▪Same-Property RevPAR
◦Q1: ~330 bps (vs. 380 bps)
◦Q2: ~50 bps (vs. 120 bps)
◦FY 2025: ~85 bps (vs. 115 bps)

▪Same-Property Total RevPAR
◦Q1: ~280 bps (vs. 320 bps)
◦Q2: ~40 bps (vs. 100 bps)
◦FY 2025: ~75 bps (vs. 100 bps)
▪Same-Property Hotel EBITDA
◦Q1: ~$5.5M (vs. $6.5M)
◦Q2: ~$1.5M (vs. $2.5M)
◦FY 2025: ~$7.0M (vs. $9.0M)

Update on LaPlaya Recovery from Named Storms
LaPlaya Beach Resort & Club (“LaPlaya”), a 189-room luxury waterfront resort in Naples, Florida, has made significant progress in restoring areas damaged by Hurricanes Helene (September 26, 2024) and Milton (October 9, 2024). The restoration and previous asset fortification efforts undertaken by the Company have been highly effective. Restoration activities at the resort are substantially complete, except for the 20 ground-floor rooms in the Beach House building, which remain on track for substantial completion later this quarter.

During the first quarter, LaPlaya’s Total RevPAR surged 22% over the same time last year, while hotel EBITDA climbed almost 30%. First-quarter hotel EBITDA also surpassed 2019 by 26.2% or $2.2 million. For Q1 through Q3 2025, LaPlaya is included in the Company’s Same-Property metrics, but it will be excluded in the fourth quarter for both 2025 and 2024. The Company also recorded $4.3 million in business interruption insurance (“BI”) income related to October 2024 through February 2025 losses, and forecasts an additional $1.7 million in BI income in Q2 2025 and $2.5 million in Q3 2025—bringing total expected BI income for 2025 to $8.5 million, which is $2.5 million higher than the Company’s previous outlook. Although this BI income contributes to Adjusted EBITDAre and Adjusted FFO, it is excluded from Same-Property Hotel EBITDA.
Capital Investments and Strategic Property Redevelopments
During the first quarter, the Company invested $16.7 million in capital improvements across its portfolio, excluding investments for LaPlaya’s repair and restoration. The $15.0 million renovation of the newly rebranded Hyatt Centric Delfina Santa Monica was substantially completed in April. With the Company’s vast number of transformative projects now substantially complete, its multi-year strategic redevelopment program is effectively concluded. The only remaining large-scale opportunity is the potential conversion of Paradise Point Resort to a Margaritaville Island Resort.

As a result, capital investments are expected to be significantly lower this year and for the next few years. In 2025, the Company anticipates investing $65 to $75 million, mostly for routine capital maintenance, replacements, and minor property upgrades and ROI projects, in addition to the Hyatt Centric refresh.

Common Share Repurchases
The Company has repurchased approximately 1.3 million common shares in 2025 at an average price of $11.02 per share. This includes approximately 1.2 million shares in the first quarter at an average price of $11.22, and approximately 0.1 million shares in the second quarter at an average price of $8.94. On a cumulative basis since October 2022, the Company has repurchased more than 13 million common shares – approximately 10% of its outstanding shares – at an average price of $14.07 per share. This figure represents an approximate 44% discount to the midpoint of the Company’s most recently published Net Asset Value (“NAV”) per share.

Balance Sheet
As of March 31, 2025, Pebblebrook’s net debt to trailing 12-month corporate EBITDA was 5.8x. The Company held $218.2 million in cash, cash equivalents and restricted cash, and maintained an additional $642.6 million of undrawn availability on its $650 million senior unsecured revolving credit facility. The weighted-average maturity of the Company’s debt is approximately 2.8 years, with a weighted-average interest rate of 4.2%. Of the $2.3 billion in consolidated debt and convertible notes, 91% is effectively fixed at a 4.0% rate, and the same proportion is unsecured. Pebblebrook has no significant maturities until December 2026.

Common and Preferred Dividends
On March 14, 2025, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a curated collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook in collaboration with several industry-leading independent lifestyle hotel operators. As of March 31, 2025, Curator encompassed 85 member hotels and resorts and 117 master service agreements with preferred vendor partners. These agreements deliver preferred pricing, enhanced operating terms, and early access to curated cutting-edge technologies—benefits that extend to Pebblebrook’s own properties. Curator's mission is to empower lifestyle hotels and resorts through its best-in-class agreements, services, and technology, amplifying their independent brands and unique guest experiences.

Q2 & 2025 Outlook
The Company is updating its full-year 2025 outlook to reflect increased macro-economic uncertainty and revised expectations for the second half of the year. The outlook for the first half, in total, remains largely in-line with the Company’s prior outlook. The revised outlook assumes no material adverse impacts from macroeconomic conditions or weather-related events—factors that remain subject to significant volatility and unpredictability.

The Company’s 2025 outlook is as follows:

	2025 Outlook		Variance to Prior Outlook
	As of 5/1/25		Var to 2/26/25
	($ in millions, except per share data)
	Low	High	Low	High
Net loss	($30.2)	($9.7)	($14.7)	($8.2)
Adjusted EBITDAre	$327.5	$348.5	($14.0)	($7.0)
Adjusted FFO	$170.0	$190.5	($12.0)	($5.5)
Adjusted FFO per diluted share	$1.42	$1.59	($0.08)	($0.03)

This 2025 Outlook is based, in part, on the following estimates and assumptions:
	2025 Outlook		Variance to Prior Outlook
	As of 5/1/25		Var to 2/26/25
	($ in millions, except per share data)
	Low	High	Low	High
US Hotel Industry RevPAR Growth Rate	(1.0%)	1.0%	(2.0%)	(2.0%)
Same-Property RevPAR variance vs. 2024	(1.5%)	1.5%	(2.5%)	(1.5%)
Same-Property Total RevPAR variance vs. 2024	(0.5%)	2.3%	(2.3%)	(1.4%)

Same-Property Total Revenue variance vs. 2024	(0.8%)	2.0%	(2.3%)	(1.5%)
Same-Property Total Expense variance vs. 2024	1.9%	3.7%	(1.6%)	(1.1%)

Same-Property Hotel EBITDA	$338.0	$359.0	($16.0)	($9.0)
Same-Property Hotel EBITDA variance vs. 2024	(8.5%)	(2.8%)	(4.3%)	(2.4%)

LaPlaya (Q4) not incl. in Same-Property Hotel EBITDA	$7.5	$7.5	-	-
Newport (Q1/Q2) not incl. in Same-Property Hotel EBITDA	$1.7	$1.7	$0.2	$0.2
BI income	$8.5	$8.5	$2.5	$2.5

The Company’s Q2 2025 outlook is as follows:

	Q2 2025 Outlook
	Low	High
	($ and shares/units in millions, except per share and RevPAR data)
Net income	$14.4	$18.4
Adjusted EBITDAre	$108.5	$112.5
Adjusted FFO	$68.5	$72.5
Adjusted FFO per diluted share	$0.57	$0.61

This Q2 2025 Outlook is based, in part, on the following estimates and assumptions:
	Low	High
Same-Property RevPAR	$235	$240
Same-Property RevPAR variance vs. 2024	0.0%	2.0%
Same-Property Total RevPAR variance vs. 2024	0.2%	2.6%

Same-Property Total Revenue variance vs. 2024	0.3%	2.6%
Same-Property Total Expense variance vs. 2024	5.0%	7.0%

Same-Property Hotel EBITDA	$112.0	$116.0
Same-Property Hotel EBITDA variance vs. 2024	(9.8%)	(6.6%)

The Company's Q2 2025 Outlook assumes no acquisitions or dispositions. This outlook includes an estimated $1.7 million from an initial BI income settlement related to LaPlaya for lost income due to Hurricane Milton. While this does not affect Same-Property Hotel EBITDA, it positively impacts Adjusted EBITDAre, Adjusted FFO, and Net income.
First Quarter 2025 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Friday, May 2, 2025, beginning at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.

About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 46 hotels and resorts, totaling approximately 12,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; expectations of business interruption insurance proceeds; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of May 1, 2025. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contact:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,281,599	$5,319,029
Cash and cash equivalents	208,070	206,650
Restricted cash	10,116	10,941
Hotel receivables (net of allowance for doubtful accounts of $357 and $439, respectively)	43,173	39,125
Prepaid expenses and other assets	107,663	117,593
Total assets	$5,650,621	$5,693,338

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	911,083	910,596
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	748,411	748,176
Senior unsecured notes, net of unamortized deferred financing costs	394,825	394,424
Mortgage loans, net of unamortized debt discount and deferred financing costs	193,119	193,536
Accounts payable, accrued expenses and other liabilities	219,003	222,230
Lease liabilities - operating leases	320,752	320,741
Deferred revenues	104,308	92,347
Accrued interest	20,857	11,549
Distribution payable	11,847	11,865
Total liabilities	2,924,205	2,905,464
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference $690,000 at March 31, 2025 and December 31, 2024), 100,000,000 shares authorized; 27,600,000 shares issued and outstanding at March 31, 2025 and December 31, 2024	276	276
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 118,278,405 and 119,285,394 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	1,183	1,193
Additional paid-in capital	4,060,426	4,072,265
Accumulated other comprehensive income (loss)	10,892	16,550
Distributions in excess of retained earnings	(1,437,622)	(1,392,860)
Total shareholders' equity	2,635,155	2,697,424
Non-controlling interests	91,261	90,450
Total equity	2,726,416	2,787,874
Total liabilities and equity	$5,650,621	$5,693,338

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)
	Three months ended March 31,
	2025	2024

Revenues:
Room	$197,010	$198,100
Food and beverage	86,310	81,095
Other operating	36,946	34,874
Total revenues	$320,266	$314,069

Expenses:
Hotel operating expenses:
Room	$58,523	$55,023
Food and beverage	64,568	61,014
Other direct and indirect	104,123	100,019
Total hotel operating expenses	227,214	216,056
Depreciation and amortization	57,543	57,209
Real estate taxes, personal property taxes, property insurance, and ground rent	33,273	32,405
General and administrative	13,226	12,177
Business interruption insurance income	(4,303)	(3,980)
Other operating expenses	550	1,581
Total operating expenses	327,503	315,448
Operating income (loss)	(7,237)	(1,379)
Interest expense	(27,133)	(26,421)
Other	(972)	326
Income (loss) before income taxes	(35,342)	(27,474)
Income tax (expense) benefit	3,162	(46)
Net income (loss)	(32,180)	(27,520)
Net income (loss) attributable to non-controlling interests	767	830
Net income (loss) attributable to the Company	(32,947)	(28,350)
Distributions to preferred shareholders	(10,631)	(10,631)
Net income (loss) attributable to common shareholders	$(43,578)	$(38,981)

Net income (loss) per share available to common shareholders, basic	$(0.37)	$(0.32)
Net income (loss) per share available to common shareholders, diluted	$(0.37)	$(0.32)

Weighted-average number of common shares, basic	119,204,243	120,085,226
Weighted-average number of common shares, diluted	119,204,243	120,085,226

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

EBITDA for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO and EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders and EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Early extinguishment of debt and deferred tax benefit: The Company excludes these items because the Company believes that including these adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement, amortization of share-based compensation expense, hurricane-related costs and unrealized loss on investment: The Company excludes these items because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted FFO should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended March 31,
	2025	2024

Net income (loss)	$(32,180)	$(27,520)
Adjustments:
Real estate depreciation and amortization	57,487	57,126
FFO	$25,307	$29,606
Distribution to preferred shareholders and unit holders	(11,795)	(11,795)
FFO available to common share and unit holders	$13,512	$17,811
Transaction costs	2	4
Non-cash ground rent on operating and capital leases	1,839	1,873
Management/franchise contract transition costs	5	44
Interest expense adjustment for acquired liabilities	324	263
Finance lease adjustment	755	745
Non-cash amortization of acquired intangibles	(472)	(482)
Early extinguishment of debt	—	1,534
Amortization of share-based compensation expense	3,219	3,060
Hurricane-related costs	—	150
Deferred tax provision (benefit)	(3,105)	—
Unrealized loss on investment	2,662	—
Adjusted FFO available to common share and unit holders	$18,741	$25,002

FFO per common share - basic	$0.11	$0.15
FFO per common share - diluted	$0.11	$0.15
Adjusted FFO per common share - basic	$0.16	$0.21
Adjusted FFO per common share - diluted	$0.16	$0.21

Weighted-average number of basic common shares and units	120,374,965	121,096,354
Weighted-average number of fully diluted common shares and units	120,833,056	121,454,527

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2025	2024

Net income (loss)	$(32,180)	$(27,520)
Adjustments:
Interest expense	27,133	26,421
Income tax expense (benefit)	(3,162)	46
Depreciation and amortization	57,543	57,209
EBITDA and EBITDAre	$49,334	$56,156
Transaction costs	2	4
Non-cash ground rent on operating and capital leases	1,839	1,873
Management/franchise contract transition costs	5	44
Non-cash amortization of acquired intangibles	(472)	(482)
Amortization of share-based compensation expense	3,219	3,060
Hurricane-related costs	—	150
Unrealized loss on investment	2,662	—
Adjusted EBITDAre	$56,589	$60,805
Business interruption insurance income	(4,303)	(3,980)
Corporate general and administrative and other expenses	8,541	9,991
Hotel EBITDA from non-same-property hotels	1,463	1,300
Same-Property Hotel EBITDA	$62,290	$68,116

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q2 2025 and Full Year 2025 Outlook Net Income (Loss) to FFO and Adjusted FFO
(in millions, except per share data)
(Unaudited)

	Three months ending June 30, 2025		Year ending December 31, 2025
	Low	High	Low	High

Net income (loss)	$14	$18	$(30)	$(10)
Adjustments:
Real estate depreciation and amortization	54	54	214	214
FFO	$68	$72	$184	$204
Distribution to preferred shareholders and unit holders	(12)	(12)	(47)	(47)
FFO available to common share and unit holders	$56	$60	$137	$157
Non-cash ground rent on operating and capital leases	2	2	8	8
Amortization of share-based compensation expense	4	4	15	15
Other	7	7	10	11
Adjusted FFO available to common share and unit holders	$69	$73	$170	$191

FFO per common share - diluted	$0.47	$0.50	$1.14	$1.31
Adjusted FFO per common share - diluted	$0.57	$0.61	$1.42	$1.59

Weighted-average number of fully diluted common shares and units	119.6	119.6	120.0	120.0

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q2 2025 and Full Year 2025 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending June 30, 2025		Year ending December 31, 2025
	Low	High	Low	High

Net income (loss)	$14	$18	$(30)	$(10)
Adjustments:
Interest expense and income tax expense	35	35	119	120
Depreciation and amortization	54	54	214	214
EBITDA and EBITDAre	$103	$107	$303	$324
Non-cash ground rent on operating and capital leases	2	2	8	8
Amortization of share-based compensation expense	4	4	15	15
Other	—	—	2	2
Adjusted EBITDAre	$109	$113	$328	$349

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended March 31,
	2025	2024

Same-Property Occupancy	61.9%	61.1%
2025 vs. 2024 Increase/(Decrease)	1.3%

Same-Property ADR	$301.48	$305.47
2025 vs. 2024 Increase/(Decrease)	(1.3%)

Same-Property RevPAR	$186.57	$186.58
2025 vs. 2024 Increase/(Decrease)	(0.0%)

Same-Property Total RevPAR	$301.22	$295.04
2025 vs. 2024 Increase/(Decrease)	2.1%

Notes:
For the three months ended March 31, 2025 and 2024, the above table of hotel operating statistics includes information from all hotels owned as of March 31, 2025, except for the following:
  • Newport Harbor Island Resort is excluded due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

Three months ended March 31,
2025
Same-Property RevPAR variance to 2024:
Washington DC	14.7%
San Francisco	13.0%
Portland	7.5%
Chicago	7.1%
Southern Florida/Georgia	4.2%
Boston	1.8%
San Diego	1.6%
Other Resort Markets	(1.8%)
Los Angeles	(23.4%)

Resorts	5.3%
Urban	(2.8%)
Notes:
For the three months ended March 31, 2025, the above table of hotel operating statistics includes information from all hotels owned as of March 31, 2025, except for the following:
  • Newport Harbor Island Resort is excluded due to its redevelopment.

"Other Resort Markets" includes:
Columbia River Gorge, WA, Santa Cruz, CA, and Newport, RI.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2025	2024

Same-Property Revenues:
Room	$195,951	$198,087
Food and beverage	85,024	81,095
Other	35,392	34,057
Total hotel revenues	316,367	313,239

Same-Property Expenses:
Room	$57,824	$54,980
Food and beverage	63,550	60,962
Other direct	8,225	7,991
General and administrative	28,089	27,395
Information and telecommunication systems	5,360	5,211
Sales and marketing	25,274	25,218
Management fees	7,897	8,369
Property operations and maintenance	13,630	12,841
Energy and utilities	11,074	10,139
Property taxes	17,486	17,433
Other fixed expenses	15,668	14,584
Total hotel expenses	254,077	245,123

Same-Property EBITDA	$62,290	$68,116

Same-Property EBITDA Margin	19.7%	21.7%

Notes:
For the three months ended March 31, 2025 and 2024, the above table of hotel operating statistics includes information from all hotels owned as of March 31, 2025, except for the following:
  • Newport Harbor Island Resort is excluded due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$275	$272	$250	$263
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$294.3	$375.5	$372.5	$318.8	$1,361.0
Hotel EBITDA	$74.2	$132.7	$126.5	$84.9	$418.3
Hotel EBITDA Margin	25.2%	35.3%	34.0%	26.6%	30.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2024	2024	2024	2024	2024

Occupancy	60%	76%	79%	67%	70%
ADR	$299	$306	$306	$285	$300
RevPAR	$179	$232	$240	$191	$211

Hotel Revenues	$295.1	$380.5	$393.7	$328.2	$1,397.6
Hotel EBITDA	$58.4	$118.9	$110.8	$63.7	$351.8
Hotel EBITDA Margin	19.8%	31.2%	28.2%	19.4%	25.2%

	First Quarter
	2025

Occupancy	61%
ADR	$293
RevPAR	$179

Hotel Revenues	$297.2
Hotel EBITDA	$49.9
Hotel EBITDA Margin	16.8%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2025, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2025 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

LaPlaya Beach Resort & Club	X	X	X
Newport Harbor Island Resort			X	X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's estimates and assumptions for 2025 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA and Hotel EBITDA growth include all of the hotels the Company owned as of March 31, 2025, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q4; and
  • Newport Harbor Island Resort is excluded from Q1 and Q2.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.